EXHBIT 5

William Gleeson

General Counsel

Applied Minerals, Inc.

110 Greene Street

New York, New York 10012

June 23, 2015

Board of Directors

Applied Minerals, Inc.

110 Greene Street

New York, New York 10012

Gentlemen:

This opinion is furnished in connection a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) for the offer and sale, from time to time, by Selling Stockholders, as defined in the prospectus contained in the Registration Statement, of up to 1,015,086 shares (the “Shares”) of already outstanding Common Stock, $.001 par value (“Common Stock”) of Applied Minerals, Inc. (the “Company”)

I have reviewed, among other things, (i) the Certificate of Incorporation of the Company, as in effect as of the date of the issuance of the Shares and as of the date hereof, (ii) the Bylaws of the Company, as in effect as of the date of the issuance of the Shares and as of the date hereof, and (iii) the records of the corporate proceedings and other actions taken by the Company in connection with the authorization, issuance, and sale of the Shares.

As to certain facts material to my opinion, I have relied on factual information in certificates from government officials or officers of the Company.  I have not independently verified such information.

In rendering this opinion, I have made assumptions customary in opinions of this type.

In the opinion below, I am opining herein as to the Delaware General Corporation Law (“DGCL”), including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and the Delaware Constitution.

Based upon and subject to the foregoing, it is my opinion that the Shares of Common Stock have been validly issued and fully paid and are non-assessable.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the prospectus forming a part thereof. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ William Gleeson